Exhibit 21

                               XANSER CORPORATION
                                 SUBSIDIARY LIST


XANSER CORPORATION (formerly Kaneb Services, Inc.)
   CORPORATE INSURERS LTD
   FURMANITE GERMANY, INC.
      Management Services Furmanite Holding GmbH
      Furmanite Technische Dienstleisfungen GmbH (formerly Zweipack GmbH) Furmanite Industrie Service GmbH
   XTRIA LLC (formerly FIELDS FINANCIAL SERVICES, INC.)
      Double Eagle Cabling and Commnications LLC
      InformaTech LLC
      Ellsworth Associates, Inc.
      National Asset Information Services, Inc.
      Collateral Protection Insurance, Inc.
      Viata Corporation
   KANEB FINANCIAL CORPORATION (formerly Asset Based Lenders, Inc.)
      Furmanite Equipment Leasing Company LLC
        (formerly Kaneb Equipment Leasing Company)
   FURMANITE WORLDWIDE, INC. (formerly Kaneb International, Inc.)
      Furmanite America Inc.
      Furmanite Offshore Services, Inc.
      Furmanite Maylasia LLC
      Furmanite Australia Pty Ltd (formerly Denon Pty Ltd)
      Furmanite NZ Limited
        (formerly Furmanite V & P Eng. Ltd, formerly V & P Eng. Ltd) Furmanite Holding AS
        Furmanite AS (Norway)
        CMS:  Corrision Monitoring Services AS
      Furmanite SA
      Furmanite NV
        Metalock NV (Belgium)
      Furmeta Holding BV
        Metaholding BV
          Metalock BV
          Furmanite BV
      Furmanite East Asia Limited (Hong Kong)
      Furmanite Singapore PTE Limited
      Furmanite Limited (formerly Kaneb UK plc)
        Furmanite 1986 Limited
          Furmanite International Limited